Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Executive VP & CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Public Offering of $1.2 Billion of
Senior Notes Due 2025

DENVER—May 28, 2015—MarkWest Energy Partners, L.P. (NYSE: MWE) (the “Partnership”) and its subsidiary MarkWest Energy Finance Corporation (together with the Partnership, the “Issuers”) announced today that, subject to market conditions, they intend to commence a public offering (the “offering”) of $1,200,000,000 in aggregate principal amount of senior unsecured notes due 2025 (the “2025 Notes”).

The Partnership intends to use the net proceeds from the offering to fund the payments it will make upon the settlement of its pending tender offers (collectively, the “Tender Offers”) for any and all of the Issuers’ outstanding 6.75% senior unsecured notes due 2020, 6.5% senior unsecured notes due 2021 and 6.25% senior unsecured notes due 2022. Any amounts required to make the payments necessary at settlement of the Tender Offers that are not funded by the net proceeds from the offering will be funded partly by cash on hand, with the remainder to be funded through borrowings under the Partnership’s revolving credit facility.

Wells Fargo Securities, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, BofA Merrill Lynch, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., U.S. Bancorp Investments, Inc. and UBS Securities LLC are acting as joint book-running managers for the offering of the 2025 Notes. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus may be obtained from the joint book-running managers as follows:

•                  Wells Fargo Securities, LLC, 550 South Tryon Street, 7th Floor MAC D1086-070, Charlotte, NC 28202. By email at cmclientsupport@wellsfargo.com, or Toll-Free: (800) 326-5897;

•                  Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. By email at barclaysprospectus@broadridge.com, or Toll-Free: (888) 603-5847;

•                  Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. By email at prospectus@citi.com, or Toll-Free: (800) 831-9146;

•                  Goldman, Sachs & Co., Attention: Prospectus Department, 200 West Street, New York, NY 10282. By email at prospectusny@ny.email.gs.com, or Toll-Free:(866) 471-2526;

•                  J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. By phone: (866) 803-9204;

•                  BofA Merrill Lynch, Attention: Prospectus Department, 222 Broadway, New York, NY 10038.

By email at dg.prospectus_requests@baml.com;

•                  Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014. By email at prospectus@morganstanley.com, or Toll-Free: (866) 718-1649;

•                  RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281. By email at CMUSAProspectus@rbc.com, or Toll-Free: (877) 280-1299;

•                  SunTrust Robinson Humphrey, Attention: High Yield Syndicate, 3333 Peachtree Road, 10th Floor, Atlanta, GA 30326. By phone: (404) 926-5052;

•                  US Bancorp, Attention: High Yield Syndicate, 214 North Tryon Street, Charlotte, NC 28202. Toll-Free: (877) 558-2607; and

•                  UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019. By phone: (888) 827-7275.

An electronic copy of the prospectus supplement and the accompanying base prospectus related to the 2025 Notes is available from the Securities and Exchange Commission’s (the “SEC”) web site at http://www.sec.gov. The 2025 Notes are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the 2025 Notes in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership that owns and operates midstream service businesses. MarkWest has a leading presence in many natural gas resource plays including the Marcellus Shale, Utica Shale, Huron/Berea Shale, Haynesville Shale, Woodford Shale and Granite Wash formation.

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2014. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, 866-858-0482

Chairman, President & CEO

or

Nancy Buese, 866-858-0482

Executive VP & CFO

or

Josh Hallenbeck, 866-858-0482

VP of Finance & Treasurer

investorrelations@markwest.com